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                                                                     EXHIBIT 1.1

                                APPENDIX 1 TO RECORD OF JOBST WOLFFRAMM, NOTARY,
                                         WITH HIS OFFICIAL RESIDENCE IN ISERLOHN
                                    DATED 15.07.2003(ROLL OF DEEDS NO. 556/2003)










                             ARTICLES OF ASSOCIATION

                                       OF

                            GROHE AKTIENGESELLSCHAFT

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                                       A.
                               GENERAL PROVISIONS


                                    SECTION 1

COMPANY NAME, DOMICILE AND FINANCIAL YEAR

(1)   The name of the Company is

                            GROHE Aktiengesellschaft.

(2)   The domicile of the Company is Hemer.

(3) The Company shall be formed for an indefinite period. The financial year shall be the calendar year.


                                      SECTION 2

OBJECT OF THE COMPANY

(1) The object of the Company is the development, manufacture and distribution of sanitary fitments, accessories, systems and components, particularly in the field of sanitary technology, and trade with products of all kinds.

(2) The Company is entitled to carry out all measures and transactions which are directly or indirectly suited to promote the object of the Company. For this purpose it may set up branches in Germany and abroad, form undertakings of the same or similar kind, acquire, lease or hold stakes in undertakings of all kinds and conclude company agreements.

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                                      SECTION 3

NOTIFICATIONS

Notices issued by the Company shall appear in the electronic BUNDESANZEIGER to the extent that mandatory statutory provisions do not require a different form of notification.


                                       B.
                            SHARE CAPITAL AND SHARES


                                      SECTION 4

SHARE CAPITAL

(1) The share capital of the Company is EUR 51,374,300.00 (in words: fifty one million three hundred and seventy four thousand three hundred euros).

(2) The share capital shall be divided into 51,374,300 ordinary no par value shares (STUECKAKTIEN).


                                      SECTION 5

SHARES

(1) The shares shall be registered shares. The shareholders shall inform the Company of their name, address and date of birth to the extent that the shareholders are natural persons and of their firm or name, their business address and their domicile to the extent that the shareholders are legal persons or partnerships and in all cases the number and the share numbers of the shares held for registration in the share register.

(2) The shares may only be transferred with the consent of the Company. The supervisory board shall decide whether consent is granted. Consent pursuant to sentences 1 and 2


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      is not required for the transfer of shares to a company which is an associated company of the selling shareholder within the meaning of
      Section 15 Stock Corporation Act.

(3) For the purpose of deleting the vendor and registering the purchaser in the share register the board of directors of the Company can demand provision of the written transfer agreement between the purchaser and the vendor or demand other suitable proof. Transfers in the share register shall not be carried out during the last three banking days at the domicile of the Company before the day of the shareholders' meeting. Equally, no transfers in the share register will be carried out during the period between receipt by the Company of the application of the shareholder to participate in the shareholders' meeting and the end of the shareholders' meeting.

(4) If, in the event of a capital increase, the resolution regarding increase does not make any provision regarding whether the new shares are to be bearer shares or registered shares they shall be registered shares.

(5) The form and the content of the share certificates and the profit share and renewal coupons shall be determined by the board of directors and consent thereto shall be granted by the supervisory board. This shall also apply to other certificates issued by the Company.

(6) In the event of a capital increase the profit participation of new shares may be determined derogating from Section 60 (2) Stock Corporation Act.

(7) Any claim of the shareholders to certification of their shares and profit share and renewal coupons shall be excluded, in as far as certification is not necessary according to the rules of the stock exchange at which the shares are listed.

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                                       C.
                              BODIES OF THE COMPANY


                                    SECTION 6

BODIES

The bodies of company are:

-  the board of directors,

-  the supervisory board and

-  the shareholders' meeting.


I.      THE BOARD OF DIRECTORS


                                    SECTION 7

COMPOSITION

(1) The board of directors shall consist of at least two members. The supervisory board shall determine the number of members on the board of directors. Deputy members of the board of directors may be appointed.

(2) The supervisory board may appoint a member of the board of directors as chairman and a deputy chairman and determine their powers.

(3) Persons who have reached the age of 60 may not be appointed as members of the board of directors. The term of office of a member of the board of directors shall end once the member reaches the age of 63. Exceptions to sentence 1 shall be permitted if


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      the appointment is in the interest of the Company due to the abilities and experiences of the person to be appointed.


                                    SECTION 8

REPRESENTATION OF THE COMPANY

(1) The Company shall be represented by law jointly by two members of the board of directors or by one member of the board of directors acting in conjunction with a PROKURIST.

(2) The supervisory board can grant all or individual members of the board of directors power of sole representation and release individual or all members of the board of directors from the prohibition on multiple representation (Section 181, second alternative, German Civil Code).
      Section 112 Stock Corporation Act shall remain unaffected hereby.


                                    SECTION 9

MANAGEMENT

(1) The board of directors shall direct the Company and manage the business of the Company in accordance with statute, the Articles of Association and the internal rules for the management resolved by the supervisory board.

(2) The types of transactions which may only be carried out with the consent of the supervisory board shall be laid down by the supervisory board in the internal rules for the management.

(3) Votes of the management shall be passed with the simple majority of the votes cast. If there is parity of votes, the chairman shall have the casting vote. He is also responsible for directing meetings of the board of directors. The chairman will not have the casting vote, to which sentence 2 refers, where the board consists of only 2 directors.

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II.   THE SUPERVISORY BOARD


                                   SECTION 10

COMPOSITION

(1) The supervisory board shall consist of twelve members, six members representing the shareholders, who are elected by the shareholders' meeting and six members representing the employees, the election of whom is in accordance with the provisions of the 1976 Codetermination Act.

(2) The election of the members of the supervisory board shall be for the period until the end of the shareholders' meeting which resolves the ratification for the fourth financial year after the period of office has commenced. The financial year in which the term of office begins shall not be counted. A member of the supervisory board may be reelected for one or more further terms of office. If a member of the supervisory board leaves the Company before the end of his term of office, the election of a successor shall be for the rest of the term of office of the withdrawing member to the extent that the shareholders' meeting does not resolve a longer term of office.

(3) Persons who have reached the age of 67 may not be nominated for election as members of the supervisory board of the shareholders. The term of office of a member of the supervisory board shall end on expiry of the shareholders' meeting which follows the 70th birthday of the member of the supervisory board. Exceptions to sentence 1 are permitted if the election is in the interest of the Company due to the abilities and experiences of the person to be elected.

(4) Substitute members of the supervisory board can be elected at the same time as the shareholder elected members. If one of shareholder elected members of the supervisory board retires from office prematurely, substitute members accede to office in an order to be determined at the time of election. The office of a substitute member of the supervisory board pursuant to sentence 2 shall expire on expiry of the shareholders' meeting in which a successor is elected for the withdrawn member of the supervisory board, at the latest, however, on expiry of the term of office of such withdrawn

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      member. The election of substitute members of the employee elected members of the supervisory board shall be in accordance with the 1976 Codetermination Act.

(5) Each member of the supervisory board may resign from office giving notice of at least two months without good cause by submitting a written statement to the chairman of the supervisory board and to the chairman of the board of directors. Resignation is permitted at any time in the event of good cause.

(6) Supervisory board members who have been elected by the shareholders' meeting without commitment to a nomination may be removed from office by the shareholders' meeting prior to expiry of their term of office by means of a shareholders' resolution passed by a majority of at least three quarters of the votes cast.


                                   SECTION 11

CHAIRMAN OF THE SUPERVISORY BOARD

(1) Immediately after the shareholders' meeting in which the supervisory board members of the shareholders' are elected, a supervisory board meeting shall take place for which a separate invitation is not required. In this meeting the supervisory board shall elect a chairman and a deputy chairman from among its members for the period of its term of office pursuant to the provisions of the Codetermination Act 1976.

(2) If the chairman or his deputy resign from office before the term of office expires, a successor for the withdrawing member shall be elected - but only for this member - for the remaining term of office.

(3) The supervisory board chairman shall coordinate the work in the supervisory board, announce the declaration of intent of the supervisory board and conduct correspondence associated therewith.

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                                   SECTION 12

INTERNAL RULES

In accordance with mandatory statute and the provisions of these Articles of Association, the supervisory board shall give itself internal rules.


                                   SECTION 13

COMMITTEES

In addition to the committee to be formed pursuant to Section 27 (3) Codetermination Act, the supervisory board may form other committees from its midst. The committees can - to the extent that this is permissible by statute - be transferred powers of the supervisory board. The committees shall consist of four members unless otherwise required by statute. The details on the formation of further committees and on their powers shall be regulated in the internal rules.


                                   SECTION 14

CONVENING OF THE SUPERVISORY BOARD, RESOLUTIONS OF THE SUPERVISORY BOARD

(1) The supervisory board must hold two meetings per calendar half year and these shall normally be once per calendar quarter.

(2) The meetings of the supervisory board shall be convened in writing by the chairman or, should he be prevented therefrom, by his deputy, observing a notice period of 14 days. The day on which the invitation is sent and the day of the meeting shall not be taken into consideration in calculating this period. In urgent cases the notice period may be reduced by a reasonable period and convened verbally, by telephone, by fax or by other means of telecommunication. The venue of the meeting shall be determined by the chairman. The invitation shall include the items on the agenda and resolutions proposed. Section 110 (1) and (2) Stock Corporation Act shall remain unaffected hereby.

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(3)   As a rule supervisory board resolutions shall be passed in meetings.
      Resolutions of the supervisory board may also be passed outside meetings in writing, by telephone or with the aid of other means of telecommunication if this is determined by the chairman of the supervisory board in the individual case.

(4) The supervisory board is not quorate unless at least half of the prescribed number of members take part in the vote. A member shall also be deemed to have participated in the resolution if he abstained from voting or cast his vote in writing. Section 108 (2) sentence 4 Stock Corporation Act shall apply accordingly.

(5) Resolutions of the supervisory board require the simple majority of votes cast in as far as a different majority is not mandatorily prescribed by statute. If the vote ends in a tie the chairman of the supervisory board shall have two votes in a second vote on the same subject which also ends in a tie. Section 108 (3) Stock Corporation Act shall apply to the casting of the second vote. The deputy chairman shall not be entitled to cast the second vote.

(6) A record shall be kept of supervisory board resolutions. The record shall be signed by the chairman of the supervisory board. The record shall state the place and date of the meeting, attendees, items on the agenda, the salient points of the negotiations and the resolutions of the supervisory board. Resolutions pursuant to (3) sentence 2 shall be adopted in writing by the supervisory board chairman. Each member of the supervisory board shall be sent a copy of the record of the meeting signed by the chairman of the supervisory board or, in the event of sentence 3, a copy of the adoption of the resolution signed by the chairman of the advisory board.


                                   SECTION 15

REMUNERATION OF THE SUPERVISORY BOARD

(1) In addition to the reimbursement of expenses incurred in exercising the duties of office each member of the supervisory board shall receive fixed remuneration of EUR 12,000.00 per financial year. The fixed remuneration for the chairman shall be twice and for the deputy chairman one and a half times this amount. The members of

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      the committees of the supervisory board - excluding the committee pursuant to Section 27 (3) 1976 Codetermination Act - shall receive additional fixed remuneration in the amount of EUR 3,000.00 per financial year and for becoming chairman of a committee twice this amount. However, a single member of the supervisory board shall receive as fixed remuneration pursuant to this (1) a maximum of twice the fixed remuneration pursuant to sentences 1 and 2.

(2) In addition to the fixed remuneration pursuant to (1), the members of the supervisory board shall receive performance-related remuneration which shall be determined by the shareholders' meeting. Decisive calculation factor for the performance-related remuneration shall be the result for the usual business activity shown in the consolidated accounts of the Company, which shall be adjusted by depreciation. In total, the performance-related remuneration pursuant to sentence 1 may not exceed EUR 12,000.00.

(3) In addition, the members of the supervisory board shall be reimbursed any value added tax amount payable on the reimbursement of expenses to the extent that they are entitled to invoice the Company separately for this value added tax and to exercise this right.

(4) The Company has a suitable D & O policy for its bodies in its own interest under which the supervisory board members are also included and co-insured at the cost of the Company.

(5) If the supervisory board members only belong to the supervisory board for part of the financial year they shall receive remuneration pursuant to (1) and (2) on a pro rata basis. The remuneration pursuant to (1) and (2) shall be paid on expiry of the respective financial year and shall be due for payment on the day after the shareholders' meeting which decides on the distribution of the net income for the year or, to the extent there is none, on ratification of the supervisory board.

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III.    SHAREHOLDERS' MEETING


                                   SECTION 16

VENUE OF THE SHAREHOLDERS' MEETING

The shareholders' meeting shall be held at the domicile of the Company, within a radius of 50km of this or at the domicile of a German stock exchange.


                                   SECTION 17

CONVENING OF SHAREHOLDERS' MEETINGS

(1) The shareholders meeting shall be convened by the board of directors and in cases prescribed by statute by the supervisory board. Meetings shall be convened stating the agenda. Section 121 (4) Stock Corporation Act shall remain unaffected hereby.

(2) Convention shall be at least one month prior to expiry of the deadline specified in Section 18 (2). The date of notification and the date of expiry of the deadline for application of attendance shall not be counted.

(3) The Company shall appoint a voting right representative when convening the meeting whom the shareholders may authorise to exercise their voting right in accordance with their instructions. Powers of attorney to the voting right representative appointed by the Company can be issued in writing, by fax or by other electronic means to be described further by the Company as can powers of attorney to other voting right representatives. The details for issuing powers of attorney shall be set out together with the invitation convening the shareholders' meeting.

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                                   SECTION 18

ATTENDANCE OF SHAREHOLDERS' MEETING

(1) Only those shareholders who are registered in the shares register of the Company and have notified the Company that they will be attending the shareholders' meeting shall be entitled to attend the shareholders' meeting and to exercise their voting right.

(2) The notification of attendance of the shareholders' meeting must be received by the board of directors at the domicile of the Company or to another place set out in the invitation in writing, by fax or by other electronic means to be determined by the Company in the invitation by the seventh day before the shareholders' meeting at the latest.

(3) The details of the notification of attendance and any issuance of tickets shall be set out in the invitation.

(4) The members of the board of directors and the members of the supervisory board shall personally attend the shareholders' meeting. If a member of the supervisory board is unable to attend at the place of the shareholders' meeting because he is abroad for good cause, he shall be entitled to participate in the shareholders' meeting by means of video or telephone conference.

(5) The shareholders' meeting can be transmitted partially or completely by video or sound. The transmission can also be in a form to which the public has unrestricted access. The form of transmission shall be set out together with the invitation convening the shareholders' meeting.


                                   SECTION 19

CHAIR OF THE SHAREHOLDERS' MEETING

(1) The shareholders' meeting shall be chaired by the chairman of the supervisory board -- or if he is prevented therefrom -- by another supervisory board member to be determined by the supervisory board. In the event of the shareholders' meeting not being

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      chaired by a supervisory board member the chairman for that meeting shall be elected by the shareholders' meeting. Such election shall be presided over by the oldest shareholder or the oldest shareholder's representative present.

(2) The chairman may determine that the items on the agenda be dealt with in a sequence other than that previously announced in the agenda. He shall also determine the manner and the form of the vote.

                                   SECTION 20

VOTING RIGHTS, MAJORITY

(1) Each no par value share shall bear one vote. Voting rights shall not be conferred until the contribution has been paid up in full.

(2) Resolutions of the shareholders' meeting are passed by a simple majority of the votes cast and, to the extent that a capital majority is necessary, by simple majority of the share capital represented at resolution unless otherwise mandatorily prescribed by statute or the Articles of Association.

(3) If in an election no simple majority is obtained within the meaning of (2) in the first vote there shall be a second vote between the two candidates who received most votes in the first ballot. If the second vote ends in a tie between the two candidates, the chairman shall draw lots.


                                       D.
                RENDERING OF ACCOUNTS AND APPROPRIATION OF PROFIT


                                   SECTION 21

RENDERING OF ACCOUNTS

(1) Every year the board of directors shall prepare the annual financial statement, the consolidated annual financial statement and the management reports for the previous financial year by the statutory deadline and submit these to the supervisory board and

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      the auditor. At the same time as submitting the annual financial statement the board of directors shall submit to the supervisory board the motion it wishes to put to the shareholders' meeting for the appropriation of the distributable profit.

(2) The annual financial statement, the consolidated annual financial statement, the management reports, the supervisory board report and the motion of the board of directors for the appropriation of the distributable profit shall be made available for inspection by the shareholders at the premises of the Company from the time of convention of the shareholders' meeting.


                                   SECTION 22

APPROPRIATION OF PROFIT

(1)   The shareholders' meeting resolves the appropriation of the net income.

(2) The shareholders' meeting can, when resolving the appropriation of the net income, provide for a distribution in kind in addition to or instead of a cash distribution to the extent that this is permitted in the individual case.


                                       E.
                                FINAL PROVISIONS


                                   SECTION 23

FORMAL AMENDMENTS TO THE ARTICLES OF ASSOCIATION

The supervisory board is authorised to pass resolutions on amendments to the Articles of Association which only concern the wording.

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                                   SECTION 24

FORMATION EXPENDITURE

Formation expenditure up to a maximum of EUR 250,000.00 shall be borne by the Company.